UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2022

Maravai LifeSciences Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39725	85-2786970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle Suite 200 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 546-0004
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	MRVI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revisited financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of William “Trey” Martin, III as Chief Executive Officer

On September 30, 2022, William “Trey” Martin, III was appointed Chief Executive Officer of Maravai LifeSciences Holdings, Inc. (the “Company” or “Maravai”). Mr. Martin, age 48, comes to Maravai most recently from Danaher Corporation, a global science and technology company, where he served as Senior Vice President, New Business – Genomic Medicine from July 2021 to July 2022. Martin joined Danaher in 2018 in connection with its acquisition of Integrated DNA Technologies (“IDT”), a supplier of custom nucleic acids, where he served as President of the IDT business under Danaher’s ownership from April 2018 to July 2021. Prior to the acquisition, Mr. Martin served in a variety of roles at IDT since March 1994 and was Chief Operating Officer at the time of the acquisition by Danaher. Mr. Martin holds a Bachelor’s degree in biochemistry from the University of Iowa.

In connection with his appointment, the Company entered into an employment agreement with Mr. Martin (the “Employment Agreement”), effective as of September 30, 2022 (the “Effective Date”). The Employment Agreement continues until Mr. Martin’s resignation, death, disability or termination of employment with or without cause. The Employment Agreement provides for an annualized base salary of $750,000; an annual bonus with a target amount equal to $937,500 for 2022 and 125% of base salary in subsequent years, provided that the final determination regarding the amount of the annual bonus, if any, will be made by the Board of Directors (or a committee thereof) (the “Board”) based on criteria previously established by the Board; and a one-time cash bonus of $470,000, which is required to be repaid to the Company if Mr. Martin’s employment is terminated due to his resignation without “good reason” (as defined in the Employment Agreement) before the one-year anniversary of the Effective Date. The Employment Agreement also provides for reimbursement of reasonable business expenses and eligibility to participate in the Company’s health and welfare benefit programs generally.

The Employment Agreement further provides that, following the Effective Date, the Board will grant Mr. Martin the following equity awards pursuant to, and subject to the terms of, the Company’s 2020 Omnibus Incentive Plan and associated award agreements (collectively, the “Equity Awards”): (i) restricted stock units (“RSUs”) with an approximate grant date fair value of $2,500,000 (which RSUs shall vest 50% annually over a two-year period), (ii) non-qualified stock options with an approximate grant date fair value of $4,750,000 (which options shall vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining portion vesting monthly over the three-year period thereafter), (iii) additional RSUs with an approximate grant date fair value of $4,750,000 (which RSUs shall vest one-third annually over a three-year period, and (iv) performance stock units (“PSUs”) with an approximate grant date fair value of $5,000,000 that will vest 50% in the event the 60-trading day volume-weighted average stock price of the Company’s Class A common stock equals or exceeds $60 (as adjusted for stock splits, stock dividends and other similar events) on the third anniversary of the grant date and 50% in the event the 60-day volume-weighted average stock price of the Company’s Class A common stock equals or exceeds $100 (as adjusted for stock splits, stock dividends and other similar events) on the third anniversary of the grant date, provided that in the event of a Change in Control (as defined in the 2020 Omnibus Incentive Plan) prior to the third anniversary of the grant date, the PSUs will convert to time-based RSUs that will vest 100% on the third anniversary of the grant date. Vesting of the Equity Awards is generally subject to Mr. Martin’s continued employment through each vesting date. The award agreements for the RSU and stock option grants described in clauses (i) through (iii) above, and any time-based RSUs issued upon conversion of the PSUs in connection with a Change in Control, as described in clause (iv) above, will also each provide for accelerated vesting of the awards upon an involuntary termination without “cause” (as defined in the Employment Agreement) or a voluntary resignation for good reason within the one-year period following a Change in Control. Consistent with its standard practice for equity awards granted to newly-hired employees, the Company will grant these awards to Mr. Martin on the 15th day of the month following the date of hire (or the first trading day thereafter in the event the 15th is not a trading day, which is October 17, 2022).

In the event of a resignation by Mr. Martin for good reason or a termination of his employment by the Company without cause, the Employment Agreement provides for severance payments equal to 100% of base salary plus a prorated target bonus and subsidized health plan continuation coverage premiums for up to 12 months, subject to Mr. Martin’s execution and non-revocation of a release of claims. If during the 12-month period following a change in control of the Company, Mr. Martin resigns for good reason or his employment is terminated by the Company without cause, the Employment Agreement provides for (i) severance payments equal to 200% of base salary plus target annual bonus and (ii) subsidized health plan continuation coverage premiums for up to 24 months.

The Employment Agreement also contains confidentiality and assignment of inventions provisions and certain restrictive covenants, including a non-competition covenant covering the period during which Mr. Martin is employed by the Company and a non-solicitation covenant covering the period during which Mr. Martin is employed by the Company and for one year thereafter.

The foregoing description of the material terms of the Employment Agreement and the Equity Awards is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement and the forms of award agreements, copies of which are included as Exhibits 10.1 and Exhibits 10.2 through 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Transition of Carl W. Hull from Chief Executive Officer to Executive Chairman

On September 30, 2022, concurrently with the appointment of Mr. Martin as Chief Executive Officer, Carl W. Hull ceased to serve as Chief Executive Officer of the Company. Mr. Hull will continue to serve as Executive Chairman of the Board and, in such capacity shall have the normal duties, responsibilities and authority implied by such position, which shall include leadership of the Board and its strategic priorities, and assisting the new Chief Executive Officer with the transition, subject in each case to the power of the Board to expand, limit or otherwise alter such duties, responsibilities, positions and authority and to otherwise override actions of the Company’s officers.
In connection with this transition, the Company amended its employment agreement with Mr. Hull, effective as of September 30, 2022 (the “Amendment”). Commencing on the Effective Date, Mr. Hull’s annualized base salary will decrease to $500,000, his target annual bonus amount for 2022 will remain $725,000, and his target annual bonus amount will equal 100% of base salary in subsequent years. Except as amended pursuant to the Amendment, all of the other terms of Mr. Hull’s employment with the Company remain unchanged and are as set forth in Mr. Hull’s original employment agreement with the Company, dated as of November 24, 2020.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On October 3, 2022, the Company issued a press release announcing Mr. Martin’s appointment as the Company’s Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
10.1	Employment Agreement of William “Trey” Martin, III, effective as of September 30, 2022, among Maravai LifeSciences Holdings, Inc., Maravai Intermediate Holdings, LLC and William “Trey” Martin, III.*
10.2	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement.
10.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement.
10.4
Form of Stock Option Grant Notice and Stock Option Agreement (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to Maravai LifeSciences Holdings, Inc.’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 13, 2020).

10.5	Form of Performance Stock Unit Grant Notice and Performance Stock Unit Agreement.
10.6
Amendment No.1, effective as of September 30, 2022, to the Employment Agreement of Carl W. Hull, dated November 24, 2020, among Maravai LifeSciences Holdings, Inc., Maravai Intermediate Holdings, LLC and Carl W. Hull.

99.1	Press Release dated October 3, 2022**
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

** Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARAVAI LIFESCIENCES HOLDINGS, INC.

Date: October 3, 2022	By:	/s/ Kevin M. Herde
	Name:	Kevin M. Herde
	Title:	Chief Financial Officer